UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2018

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 16, 2018, Century Aluminum Company (the “Company”) and certain of its direct and indirect domestic subsidiaries (together with the Company, the “Borrowers”), entered into an amended and restated $175 million senior secured revolving credit facility, dated as of May 16, 2018 (the “New Credit Facility”). The New Credit Facility replaces the Company's existing $150 million senior secured revolving credit facility (the “Original Credit Facility”) that was scheduled to expire in 2020. Wells Fargo Capital Finance, LLC acted as lead arranger and will be the agent under the New Credit Facility, and Credit Suisse AG, Cayman Islands Branch, BNP PARIBAS and Bank of America, N.A. will act as lenders.
Key terms of the New Credit Facility include, without limitation:

•	term of five years, through May 16, 2023;

•	aggregate borrowing capacity of up to $175 million, including up to $110 million under a letter of credit sub-facility;

•	an uncommitted accordion feature whereby Borrowers may increase the capacity of the facility by up to $50 million, subject to agreement with the lenders;

•	availability limited by a specified borrowing base consisting of certain percentages of accounts receivable and inventory which meet certain eligibility criteria; and

•	amounts outstanding bear interest, at the Company’s option, at LIBOR or a base rate, plus an applicable interest margin ranging from 1.25% to 1.75% based on average daily availability.
As of May 16, 2018, there were no amounts outstanding under the New Credit Facility and approximately $136 million of net availability after consideration of outstanding letters of credit.
Other than as described above, the terms of the New Credit Facility remain substantially the same as the Original Credit Facility.
The description of the New Credit Facility set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the New Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The description of the Original Credit Facility is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Original Credit Facility, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2013, as amended.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under Item 1.01 above is incorporated herein by reference into this Item 2.03. No borrowings were made on the closing date under the New Credit Facility.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits
10.1    Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, among Century Aluminum Company, Century Aluminum of South Carolina, Inc., Century Aluminum of Kentucky General Partnership, NSA General Partnership and Century Aluminum Sebree LLC, as borrowers, and Wells Fargo Capital Finance, LLC, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 16, 2018	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1
Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, among Century Aluminum Company, Century Aluminum of South Carolina, Inc., Century Aluminum of Kentucky General Partnership, NSA General Partnership and Century Aluminum Sebree LLC, as borrowers, and Wells Fargo Capital Finance, LLC, as agent and lender.